POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that I, William J. Nolan, IV, have made, constituted and appointed and by these presents do hereby make, constitute and appoint each of Sarah Cocke, Briar L. McNutt and Gary A. Miller, acting singly, my true and lawful attorney-in-fact to:

      (1) execute for and on my behalf, Form ID, Uniform Application for Access Codes to File on Edgar;

      (2) do and perform all and every act for and on my behalf which may be necessary or desirable to complete the execution of such Form ID Uniform Application for Access Codes to File on Edgar, and

      (3) take any other action whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

      I hereby grant to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the exercise of any of the rights and powers herein granted, as fully, to all intents and purposes as I might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue thereof.

      This Power of Attorney shall remain in full force and effect until revoked by me in a signed writing delivered to Eckert Seamans Cherin & Mellott, LLC.

      IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 16th day of August, 2007.

WITNESS:

/s/ J. Van Buren                                     /s/ William J. Nolan, IV
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                                                     Signature

                                                     William J. Nolan, IV
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